Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement No. 333-213877 on Form S-8, of our report dated June 27, 2019, relating to the financial statements of The Manitowoc Company, Inc. Retirement Savings Plan which appear in this Form 11-K.

/s/ WIPFLI LLP

Wipfli LLP

June 27, 2019

La Crosse, Wisconsin